Exhibit 10.11

FIRST Amendment to
AMENDED AND RESTATED Loan and security agreement

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 7th day of May, 2020, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and PROCORE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of February 14, 2020 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.4 (Letters of Credit Sublimit).  Section 2.4(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a)As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account.  The aggregate Dollar Equivalent amount utilized for the issuance of Letters of Credit shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Fifteen Million Dollars ($15,000,000).

2.2Section 2.7 (Payment of Interest on the Credit Extensions).  Section 2.7(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a)Interest Rate.  Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line, including the principal amount outstanding under the Existing Term Loan Advances, shall accrue interest at a floating per annum rate equal to the greater of (x) the Prime Rate plus one and one quarter of one percent (1.25%), or (y) four and one half of one percent (4.50%), which interest shall be payable monthly in accordance with Section 2.7(d) below.

2.3Section 2.8 (Fees).

(a)Sections 2.8(b) and 2.8(c) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

(b)Termination Fee.  Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee (the “Termination Fee”) in an amount equal to Five Hundred Thousand Dollars ($500,000) if such termination occurs prior to the Revolving Line Maturity Date, provided, that, no Termination Fee shall be charged if either the Revolving Line is (x) refinanced or replaced with a new facility with Bank or Bank’s Affiliates, (y) repaid with proceeds from a Liquidity Event and promptly terminated thereafter, or (z) provided outstanding Obligations are Zero Dollars ($0), terminated in connection with a Liquidity Event.

(c)Unused Revolving Line Facility Fee. Payable monthly in arrears on the last day of each calendar month occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to 0.225% per annum of the average unused portion of the Revolving Line, as determined by Bank, computed on the basis of a year with the applicable number of days as set forth in Section 2.7(d). The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding, plus, without duplication, the sum of (x) the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and (y) the aggregate amount of outstanding Existing Term Loan Advances.

(b)Section 2.8 of the Loan Agreement is hereby amended by adding Section 2.8(f) immediately after Section 2.8(e) of the Loan Agreement as follows:

(f)Discretionary Increase Fee.  On or promptly after the date on which Borrower receives Bank’s consent to a Discretionary Commitment Increase and Advance Request, and in consideration of Bank’s agreement to make a Discretionary Increase Advance available to Borrower, Borrower shall pay to Bank a fully earned, non-refundable, increase commitment activation fee equal to 0.20% of such Discretionary Increase Advance.

2.4Section 2 (Loan and Terms of Payment).  Section 2 of the Loan Agreement is hereby amended by adding Section 2.11 immediately after Section 2.10 of the Loan Agreement as follows:

2.11Discretionary Increase of Revolving Line.  So long as no Event of Default has occurred and is continuing, on any Business Day occurring at least three (3) Business Days prior to the proposed Funding Date of the applicable Discretionary Increase Advance, an Authorized Signer of Borrower may submit to Bank, on behalf of Borrower and according to Section 10, a written request in the form attached hereto as Exhibit C (a “Discretionary Commitment Increase and Advance Request”) to increase the amount of the Revolving Line to an aggregate amount not to exceed the Maximum Increased Revolving Line Amount.  Submission by Borrower of a Discretionary Commitment Increase and Advance Request shall be deemed to be a restatement of each representation and warranty made by Borrower in Section 5 as of the date of such Discretionary Commitment Increase and Advance Request; provided, however, that any representation and warranty expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. After receipt of a Discretionary Commitment Increase and Advance Request, Bank may request evidence of the power and authority of such Authorized Signer to submit such Discretionary Commitment Increase and Advance Request and, subject to its receipt and satisfaction thereof, shall determine, in its sole discretion, whether to consent to such Discretionary Commitment Increase and Advance Request.  If granted by Bank, (i) Bank shall provide Borrower with notice of its consent to the applicable Discretionary Commitment Increase and Advance Request according to Section 10 and (ii) as of the date of such notice, the Revolving Line shall be increased in an amount equal to the amount specified in such Discretionary Commitment Increase and Advance Request.  If Bank does not provide Borrower with notice of its consent to a Discretionary Commitment Increase and Advance Request within fifteen (15) Business Days after the receipt by Bank thereof, such Discretionary Commitment Increase and Advance Request shall be deemed to have been denied by Bank. Any Discretionary Increase Advance shall be within Bank’s sole discretion.

2.5Section 6.9 (Financial Covenants).  Section 6.9(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a)Annual Recurring Revenue.  Tested as of the last day of each fiscal quarter of Borrower commencing with the fiscal quarter ending June 30, 2020, Annual Recurring Revenue of at least the following amounts at the following times:

Fiscal Quarter Ending	Annual Recurring Revenue
June 30, 2020	$337,000,000
September 30, 2020	$356,000,000
December 31, 2020	$384,000,000
March 31, 2021	$403,000,000
June 30, 2021	$426,000,000
September 30, 2021	$451,000,000
December 31, 2021	$483,000,000
March 31, 2022	$507,000,000

2.6Section 13 (Definitions).

(a)The following defined terms set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line, and includes, without limitation, Discretionary Increase Advances.

“Increased Cap Requirement” means (i) Borrower’s pro-forma unrestricted cash at Bank is at least Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) immediately after any Permitted Investment, and (ii) no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Investment.

“Revolving Line” is an aggregate principal amount equal to Seventy-Five Million Dollars ($75,000,000); provided, that, Borrower may request an Advance or Advances that would cause the aggregate principal amount of outstanding Advances to exceed such amount but not to exceed the Maximum Increased Revolving Line Amount (each such Advance, a “Discretionary Increase Advance”) in accordance with Section 2.12 of this Agreement.

“Revolving Line Maturity Date” is May 7, 2022.

(b)The following terms and their respective definitions are hereby added to Section 13.1 of the Loan Agreement in alphabetical order:

“Discretionary Commitment Increase and Advance Request” is defined in Section 2.12.

“Discretionary Increase Advance” is defined in the definition of Revolving Line.

“Maximum Increased Revolving Line Amount” is an aggregate amount not to exceed One Hundred Million Dollars ($100,000,000).

(c)Clause (d) of the definition of “Permitted Acquisition” set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(d)subject to the proviso herein and provided pro-forma unrestricted cash at Bank immediately after such Acquisition is at least Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000), the total consideration for each such Acquisition (including the maximum amount of the Indebtedness assumed in connection therewith as described in clause (m) of Permitted Indebtedness) does not exceed One Hundred Fifty Million Dollars ($150,000,000) per Acquisition, provided that (x) not more than Thirty Five Million Dollars ($35,000,000) of which in any fiscal year may be cash consideration (subject to clause (y) hereof) (the “Acquisition Cap”), (y) there shall be no limitation on the aggregate amount of non-cash consideration or consideration paid with the proceeds of equity issuances by Borrower or any parent entity thereof which are contributed to Borrower, in each case, paid or payable in connection with any such Acquisition or Acquisitions, and (z) there shall be no Acquisition Cap on an Acquisition if pro-forma unrestricted cash at Bank immediately after such Acquisition is at least Seventy-Five Million Dollars ($75,000,000);

(d)Clauses (g) and (k) of the definition of “Permitted Indebtedness” set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(g)Indebtedness incurred on corporate credit cards in the ordinary course of business with other financial institutions in an aggregate outstanding amount (including such amounts included in clause (b) of this definition) not to exceed Five Million Five Hundred Thousand Dollars ($5,500,000) at any time;

(k)Indebtedness of any Person that becomes a Subsidiary after the date hereof pursuant to a Permitted Acquisition; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the maximum aggregate amount of any such Indebtedness so assumed in any fiscal year does not exceed One Million Five Hundred Thousand Dollars ($1,500,000);

2.7Compliance Statement.  The Compliance Statement appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Statement attached as Schedule 1 attached hereto.

2.8Discretionary Commitment Increase and Advance Request.  The Loan Agreement is hereby amended by adding a new Exhibit C to the Loan Agreement in the form attached hereto as Exhibit C.  All references in the Loan Agreement to the Discretionary Commitment Increase and Advance Request shall be deemed to refer to the Discretionary Commitment Increase and Advance Request attached hereto as Exhibit C.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of  a fully earned,

non-refundable, amendment fee of Fifty Thousand Dollars ($50,000), and (c) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

PROCORE TECHNOLOGIES, INC.

By:	/s/ Craig Courtemanche
Craig F. Courtemanche, Jr., President & CEO

BANK:

SILICON VALLEY BANK

By:	/s/ Andy Riggs
Andy Riggs, Vice President

Schedule 1

EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:
FROM:	PROCORE TECHNOLOGIES, INC.

Under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly financial statements with Compliance Statement	Quarterly within 45 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Reports and SaaS Metrics	Quarterly within 45 days	Yes No
Board approved projections	FYE within 60 days and as amended/updated	Yes No
409(a) Valuation	Within 30 days of completion	Yes no

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Annual Recurring Revenue	See attached schedule	See attached schedule	Yes No
Minimum Liquidity Ratio*	1.25:100	_____:1.0	Yes No

* Tested as of the last day of each month where the aggregate amount of outstanding Advances was greater than or equal to sixty percent (60%) of the lesser of (i) the Borrowing Base, or (ii) the Revolving Line.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:
I.	Annual Recurring Revenue (Section 6.9(a))
Required:	Tested as of the last day of each fiscal quarter of Borrower, Annual Recurring Revenue of at least the following amounts at the following times:
Fiscal Quarter Ending	Annual Recurring Revenue
June 30, 2020	$337,000,000
September 30, 2020	$356,000,000
December 31, 2020	$384,000,000
March 31, 2021	$403,000,000
June 30, 2021	$426,000,000
September 30, 2021	$451,000,000
December 31, 2021	$483,000,000
March 31, 2022	$507,000,000

Actual:

A.	Borrower’s total ARR at the beginning of such period	$
B.	Expansion and New Logo ARR for such period	$
C.	Churned, Downsell and Debooked ARR for such period	$
D.	Annual Recurring Revenue (line A, plus line B minus line C)	$

Is line D equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance

EXHIBIT C

DISCRETIONARY COMMITMENT INCREASE AND ADVANCE REQUEST FORM

Date:

TO:	SILICON VALLEY BANK

1901 Main Street, Third Floor

Santa Monica, California 90405

Attn: _____________________

Email: [__________]@svb.com

RE:

Amended and Restated Loan and Security Agreement dated as of February 14, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and between PROCORE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”).

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby makes this Discretionary Commitment Increase and Advance Request.

1.

This Discretionary Commitment Increase and Advance Request is made by Borrower to request (a) an increase of the Revolving Line in the amount of $_________________________ and (b) a corresponding Discretionary Increase Advance in the amount of $_________________________.

2.	The proposed Funding Date of the Discretionary Increase Advance is ________________.

The undersigned hereby represents and certifies that the following statements are true, accurate and complete as of the date hereof:

1.	The amount of the Borrowing Base as of the date hereof is $_________________________.
2.

All representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except that any representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date).

3.	No default or Event of Default has occurred and is continuing or would result from the proposed Discretionary Increase Advance.

Authorized Signature:	Phone Number:
Print Name/Title: